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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 33-91368 of RTW, Inc. on Form S-8/S-3, Registration Statement No. 33-91372 of RTW, Inc. on Form S-8, Registration Statement No. 333-28585 of RTW, Inc. on Form S-8, Registration Statement No. 333-81408 of RTW, Inc. on Form S-8, and Registration Statement No. 333-114030 of RTW, Inc. on Form S-8 of our reports dated February 9, 2005, with respect to the consolidated financial statements and schedules of RTW, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


                                              /s/ ERNST & YOUNG, LLP

Minneapolis, Minnesota
March 30, 2005